THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE
$[_______________]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Unique Fabricating N.A., Inc., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of [_______________________________] or its assigns (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of $[____________] (the “Loan”), together with all accrued interest thereon, including payment in kind interest as provided in this Secured Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”). This note and the Holder’s ability to accept payments on the debt evidenced by this Note is subject to and restricted by the terms and conditions of an Intercreditor Agreement dated October 3, 2022 between the original holder of this note and Citizens Bank, N.A., as Agent for the Lenders. Reference is made to the Intercreditor Agreement for the terms and conditions of such restrictions, a copy of which is on file in the office of Citizens or the Maker.

1.Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Applicable Rate” means the rate equal to twelve percent (12%) per annum.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” shall have the meaning ascribed thereto in the Credit Agreement.
“Credit Agreement” means the Amended and Restated Credit Agreement, among Maker and Unique-Intasco Canada, Inc., Citizens Bank, National Association, as Administrative Agent and the Lenders party thereto (the “Lenders”), dated as of November 8, 2018, as amended, including by the Forbearance Agreement, made as of April 9, 2021, as amended.
“Default” means any of the events specified in Section 7 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 7 would, unless cured or waived, become an Event of Default.

“Default Rate” means fourteen percent (14%) per annum.

“Entrotech Interests” means shares of common stock of Entrotech, Inc., representing not less than five percent of the issued and outstanding shares of common stock thereof.
“ERC Note” means the note of the Maker in the initial principal amount of $1,500,000 in the aggregate of even date herewith.

“ERC Receivables” means the Maker’s right to receive a refundable tax credit against certain employment taxes pursuant to the Coronavirus Aid, Relief and Economic Security Act and any payments or proceeds thereof.

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Intercreditor Agreement” means the Intercreditor dated of even date herewith by and between Noteholder, Citizens Bank, National Association, Maker and Unique-Intasco Canada, Inc.

“Interest Payment Date” means the fifth (5th) Business Day of every month commencing on the first such date to occur after the execution of this Note.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) April 1, 2024, (b) immediately upon receipt by the Maker or any of its Affiliates of the net proceeds from the sale thereby of the Entrotech Interests if such amount is equal to the then outstanding Loan (c) a Change of Control other than as a result of the exercise by Lenders of their rights with respect to shares of the Maker or any of its subsidiaries pursuant to the Pledge Agreement dated as of April 29, 2016, between the Maker, Unique Fabricating, Inc., Unique Chardan, Inc., Unique Molded Foam, Technologies, Unique Prescotech, Inc., Unique Fabricating Realty, LLC, Unique Fabricating

South, Inc. and Unique-Intasco, Canada, Inc. and Citizens Bank, National Association as agent for the Lenders, as reaffirmed November 8, 2018, and (d) any other date on which all amounts under this Note shall become due and payable pursuant hereto.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Maker and Noteholder, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

2.Final Payment Date; Prepayments.

2.1     Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date unless otherwise provided in this Section 2 or Section 8.

2.2    Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that Maker may not prepay the Loan unless (i) the Lenders have been paid in full or (ii) such prepayment has been approved by the Required Lenders, as defined in the Credit Agreement. No prepaid amount may be reborrowed.

2.3    Mandatory Prepayment. Maker shall prepay the Loan, together with accrued interest thereon to the date of prepayment, from the net cash proceeds received by Maker or any of its Affiliates from the sale of the Entrotech Interests immediately upon and concurrently with receipt thereby of any such net proceeds. Maker shall also prepay the Loan, together with accrued interest thereon to the date of prepayment, from any net cash proceeds received from the ERC Receivables in excess of the amount required to pay the ERC Note. Any net cash proceeds from the sale of the Entrotech Interests or from the ERC Receivables remaining after the payment of the Loan and the ERC Note in full will be used to pay the US Term Loan and the CA Term Loan.

2.4    Failure to receive Entrotech Proceeds. Notwithstanding anything to the contrary herein contained, if Maker does not receive net proceeds from the sale of the Entrotech Interests on or before April 1, 2024, then, (i) Maker shall be obligated to pay on such date an amount equal to fifty (50%) per cent of the then outstanding principal amount of the Loan and (ii) the remaining principal amount shall bear interest at the Default Rate, and be payable on the earlier of (i) the receipt of net cash proceeds by Maker or any of its

Affiliates from the sale of Entrotech Interests and (ii) the receipt of any net cash proceeds by the Maker or any of its Affiliates from the ERC Receivable in excess of the amount required to pay the ERC Note.

3.Security Agreement. The Maker’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement.

4.Interest.

4.1    Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

4.2    Interest Payment Dates. Interest shall be payable monthly in arrears to the Noteholder on each Interest Payment Date.

4.3    Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate, payable in cash, from the date of such non-payment until such amount is paid in full.

4.4    Computation of Interest. All computations of interest shall be made on the basis of 360 days and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan on the day on which it is paid.

4.5    Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law/that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

4.6    Conversion of Interest. Interest earned through December 30, 2022, shall be convertible upon the notice of payment of such interest, at the option of the Holder into shares of Common Stock at the then effective exercise price of the warrants set forth in Section 6A(b). The Company will provide a minimum of five days notice of an anticipated cash interest payment and the terms of the Creditor’s conversion option.

5.Payment Mechanics.

5.1    Manner of Payment. Except as otherwise provided herein, all payments of principal shall be made in lawful money of the United States of America no later than 12:00 Noon on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time. Maker shall pay each payment of interest on an

Interest Payment Date in kind. The aggregate outstanding principal amount of the Loan shall be increased automatically on each such Interest Payment Date by the amount of such interest paid in kind.

5.2    Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3    Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4    Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Schedule I, the Loan made to the Maker, each payment or prepayment thereof and each payment in kind of interest. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Maker therein recorded; provided, however, that the failure of the Noteholder to record such payments, prepayments or payment in kind, or any inaccuracy therein, shall not in any manner affect the obligation of the Maker to repay (with applicable interest) the Loan in accordance with the terms of this Note.

6.Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1    Existence. The Maker is a corporation duly incorporated in Delaware, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

6.2    Power and Authority. The Maker has the requisite power and authority, and the legal right, to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

6.3    Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement by the Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note and the Security Agreement.

6.4    No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note or the Security Agreement, except (i) the consent of the Lenders pursuant to the Credit Agreement, (ii) such filings or notices as may be required to perfect the security interests granted pursuant to Security Agreement, (iii) filings, if any, required to be made by Maker or Noteholder or their respective Affiliates pursuant to applicable federal or state securities laws or the rules of the NYSE American, or (iv) consents by Entrotech or its stockholders.

6.5    No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Maker or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Maker may be bound.

6.6    Enforceability. Each of the Note and the Security Agreement is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.7    Security Agreement. The security interests granted pursuant to the Security Agreement upon completion of the filings and the other actions set forth in the Security Agreement will constitute valid perfected liens on and security interests in collateral security for Maker’s obligations hereunder, enforceable in accordance with the terms hereof and of the Security Agreement against all creditors in (i) the Entrotech Interests, prior to all other liens, if any therein and (ii) the Maker’s ERC Receivables, subordinate to the liens of the holder of the ERC Note.

6.8    Ownership of Entrotech Shares. Maker is the sole record and beneficial owner of the Entrotech Interests, free and clear of any liens, pledges, restrictions, charges, encumbrances or other arrangements, other than restrictions on transfer, pledge or hypothecation thereof pursuant to applicable federal or state securities laws or any agreements or provisions in Entrotech’s certificate of incorporation or bylaws binding upon equity holders of Entrotech equity.

6A. Certain Covenants, Issuance of Warrants.

(a)    Use of Proceeds. Maker shall use the net proceeds received by it pursuant hereto (i) to pay the principal installments, together with accrued and unpaid interest thereon, with respect to the US Term Loan and the CA Term Loan, due on September 30, 2022 and December 31, 2022, respectively, pursuant to the Credit Agreement and (ii) to the extent not used therefor for (x) the payment of the ERC Note and (y) general corporate purposes.

(b)    Warrants. Upon the execution and delivery hereof, Unique Fabricating, Inc. (“Unique”), of which Maker is a wholly-owned subsidiary, shall issue to Noteholder or its designees, warrants substantially in the form of Exhibit A hereto, to purchase [__________] shares of Unique’s common stock, par value .001 per share with an exercise price of $0.52 per share and exerciseable within five years from the date of issuance.

(c)    Additional Warrants. Further, in the event Section 2.4 is applicable, then Unique shall issue to Noteholder or its designees warrants to purchase an additional [__________] shares of common stock, substantially in the form of Exhibit A with such changes as are appropriate to reflect the different issuance date, with an exercise price equal to the last reported sales price on the NYSE American on the trading day immediately preceding the date of issuance.

7.Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

7.1    Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for 5 days after written notice to the Maker.

7.2    Breach of Representations and Warranties. Any representation or warranty made by the Maker to the Noteholder herein or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made.

7.3    Breach of Covenants. The Maker fails to observe or perform any material covenant, obligation, condition, or agreement contained in this Note or the Security Agreement, other than that specified in Section 7.1 and such failure continues for five days after written notice to the Maker.

7.4    Cross-Defaults. The Maker fails to pay when due any of its indebtedness (other than indebtedness under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

7.5    Bankruptcy.
(a)    The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b)    There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 7.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty days;

(c)    There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof;

(d)    the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 7.5(a), Section 7.5(b), or Section 7.5(c); or

(e)    The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

7.6    Judgments. A judgment or decree is entered against the Maker providing for the payment of $500,000 or more and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within thirty days from the entry thereof.

7.7    A Change of Control.

8.Remedies. Subject to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under the Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under the Security Agreement or applicable law; provided, however that, if an Event of Default described in Section 7.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

9.Miscellaneous.

9.1    Notices.
All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:
(i) If to the Maker:

Unique Fabricating - Corporate
800 Standard Parkway
Auburn Hills, Michigan 48326
Attn: Brian Loftus, Chief Financial Officer
Telephone: (248) 409-4597
Email: bloftus@uniquefab.com

(ii) If to the Noteholder:

_________________________________

_________________________________
_________________________________
Attn: ____________________________
Telephone: _______________________
Email: ___________________________

(b)    Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

9.2    Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby, including the negotiation, documentation, and execution of this Note and the Security Agreement and the enforcement of the Noteholder’s rights hereunder and thereunder.

9.3    Governing Law. This Note, the Security Agreement, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the Security Agreement, and the transactions contemplated hereby and thereby, shall be governed by the laws of the State of New York, without regard to any conflict of law provisions thereof.

9.4    Submission to Jurisdiction.

(a)    The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note [or the Security Agreement may be brought in the courts of the State of New York located in New York county or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)    Nothing in this Section 9.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

9.5    Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note [or the Security Agreement] in any court referred to in Section 9.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.6    Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE[, THE SECURITY AGREEMENT,] OR THE TRANSACTIONS CONTEMPLATED HEREBY [OR THEREBY] WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9.7    Integration. This Note and the Security Agreement constitute[s] the entire contract between the Parties with respect to the subject matter hereof and supersede[s] all previous agreements and understandings, oral or written, with respect thereto.

9.8    Successors and Assigns. This Note may only be disposed of in compliance with state and federal securities laws. In connection with any transfer hereof other than pursuant to an effective registration statement the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Subject to the foregoing, this Note may be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties and their permitted assigns.

9.9    Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

9.10    Amendments and Waivers. No term of this Note may be amended, modified, supplemented or waived except by an instrument in writing signed by the Maker and approved by holders of Notes as hereinafter provided. This Note is one of a series of Notes in the original aggregate principal amount of $2,500,000 (Two million Five hundred Thousand dollars). Any amendment, modification, supplement or waiver of any term or provision of such Notes, including of this Note , shall be binding upon and effective with respect hereto and each other Note in such series and the holders thereof and hereof, if approved by written consent of the holders of not less than 75% (seventy five per cent) of the then outstanding aggregate principal amount of all such Notes in the series, voting as a single class. Any waiver of the terms hereof or any other Notes in such series shall be effective only in the specific instance and for the specific purpose given. After an amendment, modification, supplement, or waiver becomes effective, the Maker shall mail to all such holders a notice describing the amendment, modification, supplement, or waiver; provided that failure to mail such notice shall not in any way impair the effectiveness or binding nature of such amendment, modification, supplement or waiver. The Company, at its option, may issue a replacement for this Note to reflect any amendment, modification, supplement, or waiver approved in accordance herewith and the holder hereof shall execute such documents, instruments or agreements and shall take such further action, including without limitation surrendering the Note to be replaced, as the Maker may request.

9.11    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

9.12    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

9.13    Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the Maker has executed this Note as of [DATE].

UNIQUE FABRICATING N.A., INC.

By_________________________________ Name: Title: UNIQUE FABRICATING, INC. solely for purposes of Section 2.4 and Section 6A(b). By_________________________________ Name: Title:
Name:
Title:

UNIQUE FABRICATING N.A., INC.
solely for purposes of Section 2.4 and
Section 6A(b)

By_________________________________ Name: Title: UNIQUE FABRICATING, INC. solely for purposes of Section 2.4 and Section 6A(b). By_________________________________ Name: Title:
Name:
Title:

Schedule A
Payments on the Loan

Date of Loan	Amount of Loan	Amount of Principal Paid	Interest Paid in Kind	Unpaid Principal Amount of Note	Name of Person Making the Notation

Exhibit A

Form of Warrant